PROXY STATEMENT
VOTING RIGHTS
INFORMATION WITH RESPECT TO NOMINEES
SECURITY OWNERSHIP OF MANAGEMENT
COMMITTEES OF THE BOARD OF DIRECTORS
SUMMARY COMPENSATION TABLE
FARMERS NATIONAL BANC CORP. 1999 STOCK OPTION PLAN
INDEBTEDNESS OF MANAGEMENT
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EMPLOYMENT CONTRACTS OF EXECUTIVES
PERFORMANCE GRAPH
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
PRINCIPAL ACCOUNTING FIRM FEES
SHAREHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10-K
Exhibit A

SCHEDULE 14 INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:
[   ] Preliminary Proxy Statement
[   ] Confidential, for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[   ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

Farmers National Banc Corp.
(Name of Registrant of Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X] No fee required
[   ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11:

1. Title of each class of securities to which transaction applies:

2. Aggregate number of securities to which transaction applies:

3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4. Proposed maximum aggregate value of transaction:

5. Total fee paid:

[   ] Fee paid previously with preliminary materials.
[   ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

1. Amount Previously Paid:

2. Form, Schedule or Registration Statement No.:

3. Filing Party:

4. Date Filed:

FARMERS NATIONAL BANC CORP.
20 SOUTH BROAD STREET
CANFIELD, OHIO 44406

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON THURSDAY, MARCH 28, 2002

TO THE HOLDERS OF SHARES OF COMMON STOCK:

          NOTICE IS HEREBY GIVEN that pursuant to call of its Board of Directors, the Annual Meeting of the Shareholders of FARMERS NATIONAL BANC CORP., Canfield, Ohio will be held at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Rd., Canfield, Ohio 44406 on Thursday, March 28, 2002 at three-thirty o'clock (3:30) P.M., Eastern Standard Time, for the purpose of considering and voting upon the following matters:

1.	ELECTION OF DIRECTORS. The election of two (2) director persons listed in the accompanying Proxy Statement for terms expiring in 2005.

2.	TO TRANSACT SUCH OTHER BUSINESS as may properly come before the Meeting or any adjournment thereof.

          Shareholders of record at the close of business on February 1, 2002 are the only shareholders entitled to notice of and to vote at the Annual Shareholders Meeting.

By Order of the Board of Directors,

Frank L. Paden, President & Secretary

Canfield, Ohio
March 7, 2002

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE.

FARMERS NATIONAL BANC CORP.
CANFIELD, OHIO 44406

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MARCH 28, 2002

     Farmers National Banc Corp., herein referred to as “Farmers” or the “Corporation” is furnishing this Proxy Statement to its shareholders in connection with the solicitation, by order of the Board of Directors of Farmers, of proxies to be used at the Annual Meeting of Shareholders to be held on Thursday, March 28, 2002 at 3:30 P.M., Eastern Standard Time, at Kenneth F. McMahon Hall at the Mill Creek MetroParks Experimental & Educational Building at 7574 Columbiana-Canfield Rd., Canfield, Ohio 44406, and at any adjournments thereof. The Corporation is a one-bank holding company of which The Farmers National Bank of Canfield is the wholly owned subsidiary.

     The cost for solicitation of proxies will be borne by Farmers. Brokerage firms and other custodians, nominees and fiduciaries may be requested to forward soliciting material to their principals and to obtain authorization for the execution of proxies. Farmers will, upon request, reimburse brokerage firms, and other custodians, nominees and fiduciaries for the execution of proxies and for their expenses in forwarding proxy material to their principals.

     The proxy statement and the form of proxy are being mailed on March 7, 2002 or as soon thereafter as practicable to all shareholders entitled to vote at the meeting. In addition to use of mails, proxies may be solicited by officers, directors, and employees of Farmers by personal interview, telephone and telegraph.

     The 2001 Annual Report, including the required audited financial statements of the Corporation and related financial information, is enclosed with this proxy soliciting material.

VOTING RIGHTS

     Only shareholders of record at the close of business on February 1, 2002 will be entitled to vote at the meeting. As of February 1, 2002, Farmers had issued and outstanding 12,075,031 shares of common stock with no par value held by approximately 3,611 holders of record eligible to vote. Each outstanding share entitles the recordholder to one vote. The number of shares present at the meeting in person or by proxy will constitute a quorum for the transaction of business.

     It is important that your stock be represented at the meeting, regardless of the number of shares you may own. We would appreciate your signing and returning the enclosed proxy. The shares represented by each proxy, which is properly executed and returned to Farmers, will be voted in accordance with the instructions indicated in such proxy. If no instructions are indicated, shares represented by proxy will be voted “FOR” the election of each of the directors as described herein under Proposal 1. The proxy may be revoked at any time prior to its exercise, by delivering notice of revocation or a duly executed proxy bearing a later date to the Treasurer of the Corporation at any time before the proxy is voted. Shareholders who attend the meeting in person may vote their stock even though they may have sent in a proxy. No officer or employee of Farmers may be named as a proxy. If you received two or more proxy forms because of a difference in addresses or registration of shareholdings, each should be executed and returned in order to assure a complete tabulation of shares.

     The Corporation will appoint two officers to act as inspectors for the purpose of tabulating the votes cast by proxy. Broker non-votes and abstentions are not treated as votes cast for purposes of any of the matters to be voted on at the meeting.

     The Board of Directors knows of no other business that will be presented for consideration at the 2001 Annual Meeting other than the matters described in this Proxy Statement. If any other matters should come before the meeting, the proxy holders will vote upon them in accordance with their best judgment.

     PROPOSAL NO. 1:

     ELECTION OF DIRECTORS

The Board of Directors of the Corporation currently consists of eight (8) directors and is divided into three (3) Classes. Two (2) directors are in Class I whose terms expire March 2002 and are up for election this year, three (3) directors are in Class II whose terms expire March 2003, and three (3) directors are in Class III whose terms expire March 2004. Pursuant to the Code of Regulations, the authorized number of directors has been set at eight (8). The Board of Directors has nominated the two (2) persons named below to serve as directors in accordance with the proposal. The class in which each director is designated is identified below. Each of the nominees is presently a member of the Board of Directors and has consented to serve another term as director if re-elected. If any of the nominees should be unavailable to serve for any reason (which is not anticipated), the Board of Directors may designate a substitute nominee or nominees (in which case the persons named on the enclosed proxy card will vote all valid proxy cards for the election of such substitute nominee or nominees), allow the vacancy or vacancies to remain open until a suitable candidate or candidates are located, or approve a resolution that provides for a lesser number of directors. It is presently anticipated that each person elected as a director of the Corporation at the annual meeting will be elected by the Corporation as a director of the Corporation’s wholly owned subsidiary, Farmers National Bank of Canfield.

The two nominees proposed for election at this Annual Meeting are Joseph D. Lane and Ronald V. Wertz.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ELECTION OF THE TWO NOMINEES NAMED IN THIS PROXY STATEMENT.

INFORMATION WITH RESPECT TO NOMINEES

     The following table sets forth, as of the Record Date, the names of the nominees and the continuing directors, as well as their ages, a brief description of their recent business experience, including occupations and employment, the year in which each director became a director of the Corporation and the year in which their terms (or in the case of the nominees, proposed terms) as director of the Corporation expire.

Name	Principal Occupation and Five Year Business	Age	Director
	Experience		Since (A)

Nominees

Joseph D. Lane Class I Director Three Year Term Expires 2005	Attorney and Principal of Lane & Rusu Co. L.P.A. since 1995. Vice President of Lane Funeral Homes, Inc. since 1975 and Vice President of Lane Life Paramedics Ambulance Services since 1985.	49	1999

Ronald V. Wertz Class I Director Three Tear Term Expires 2005	CPCU, CIC, Vice President with Acordia Insurance since 1998. Previously was President and Owner of Boyer Insurance, Inc. since 1981.	55	1989

Continuing Directors

Benjamin R. Brown Class II Director Two Year Term Expires 2003	President and Owner of Castruction Company, incorporated in 1965. The Company designs and manufactures pre-cast shapes and associated products for the steel industry.	56	1991

Ralph D. Macali Class III Director Three Year Term Expires 2004	Vice President of Palmer J. Macali, Inc. since 1986. The Company operates a Giant Eagle retail grocery store. Mr. Macali is a partner in P.M.R.P. Partnership, a real estate investment company since 1996 and is a limited partner in the Macali Family Limited Partnership since 1998.	45	2001

David C. Myers Class III Director Three Year Term Expires 2004	President and Owner of Myers Equipment Corp. since 1955. The Company sells truck equipment and school buses. Mr. Myers has operated a 2,000 acre farm since 1946.	73	1988

Edward A. Ort Class II Director Two Year Term Expires 2003	President of Ort Furniture Mfg. Co. since 1973. The Company manufactures upholstered furniture, which is shipped to retail furniture stores in northeastern United States since 1957.	72	1993

Frank L. Paden Class III Director Three Year Term Expires 2004	President & CEO of Farmers National Bank since 1996 and EVP/Sr. Loan Officer since 1991. President & Secretary of Farmers National Banc Corp. since 1996.	50	1992

William D. Stewart Class II Director Two Year Term	Chairman since 1996, formerly, President of Farmers National Bank since 1972 and President & Secretary of Farmers National Banc Corp. since 1983.	72	1972

(A)  Includes the period served as a director of The Farmers National Bank of Canfield prior to its reorganization into a wholly owned subsidiary of this Corporation in 1983.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth information regarding beneficial ownership as of December 31, 2001, of the Corporation’s common shares of each Director and all Executive Officers as a group.

	Aggregate Number of
	Shares Beneficially		Percent of
Name	Owned (A)		Outstanding Shares

Benjamin R. Brown	56,100		.46%

Joseph D. Lane	9,259		.08%

Ralph D. Macali	85,798		.71%

David C. Myers	57,668		.48%

Edward A. Ort	18,129		.15%

Frank L. Paden	22,651		.19%

William D. Stewart	59,191		.49%

Ronald V. Wertz	85,912		.71%

Executive Officers as a Group	32,026	(B)	.26%

All Directors and Executive Officers as a Group	404,083		3.34%

(A)  Information relating to beneficial ownership is based upon information available to Farmers and uses “Beneficial Ownership” concepts set forth in the rules of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended. Under such rules, Beneficial Ownership includes those shares over which an individual has sole or shared voting, and/or investment powers such as beneficial interest of a spouse, minor children, or other relatives living in the home of the named individual, trusts, estates and certain affiliated companies.

(B)  Includes 22,651 shares held by Frank L. Paden, President and CEO of Farmers National Bank of Canfield and President and Secretary of the Corporation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Corporation’s directors and executive officers, and persons who own more than 10% of a registered class of the Corporation’s equity securities, to file with the Securities and Exchange Commission (the “SEC”) initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Corporation with copies of all Section 16(a) forms they file.

     To the Corporation’s knowledge, based solely on a review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, during 2001, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

COMMITTEES OF THE BOARD OF DIRECTORS

     During 2001, the Board of Directors of the Corporation held twelve regular monthly meetings and five special meetings. All directors attended at least 75% of the aggregate number of meetings of the Board of Directors and the respective committees on which they serve. Members of the Board of Directors receive $500 for each board meeting they attend, and $300 for each committee meeting they attend with the exception of Mr. Paden who does not receive any compensation for committee meetings.

     At the director’s organizational meeting, held immediately following the last Annual Shareholders Meeting of the Farmers National Banc Corp., held on March 29, 2001, the following committees were appointed by the President & Secretary:

     The Board of Directors has an Audit Committee consisting of Messrs. Myers, Brown, Ort and Wertz. The Audit Committee met five times in 2001. Included in the functions performed by the Audit Committee are (i) review the internal auditing procedures and controls of the Corporation and its subsidiary; (ii) review reports prepared by the internal and external auditor; (iii) formally report to the full Board of Directors its evaluations, conclusions and recommendations with respect to the Corporation’s implementation of its policies, practices and controls; (iv) hold discussions with external auditors regarding the quality of the Corporation’s financial reporting; (v) recommend to the Board of Directors that the Corporation’s financial statements be included in the annual report in Form 10-K filing; and (vi) review and discuss audited financial statements with management. The Audit Committee received a letter from its external auditor containing the disclosures required by the Independence Standards Board (ISB) Standard No. 1, and had discussion with the auditor regarding the auditor’s independence. An Audit Charter that has been approved by the Board of Directors governs the Audit Committee. A copy of the Charter is attached to this Proxy Statement as Exhibit A.

     The Board of Directors has a Discount Loan Committee consisting of all the directors. The function of this committee is to review all loans made during the previous week and to approve any new loan applications or loan commitments which are greater than the lending limits of specific loan officers or the Executive Loan Committee. This committee meets on a regular weekly basis with three members of the bank’s Executive Loan Committee.

     The Board of Directors has a Building Committee consisting of all the directors. The function of this committee is to oversee site selection for new offices, remodeling projects and any other modifications to the Corporation’s buildings. This committee did not meet in 2001.

     The Board of Directors has a Long Range and Strategic Planning Committee consisting of all the directors. This committee is responsible for the formulation and implementation of the Corporation’s long range Strategic Plan and short term Business Plan. This committee met once in 2001.

     The Board of Directors has a Risk Management and Insurance Committee consisting of Messrs. Wertz, Brown, Macali and EVP/CFO Culp. The function of this committee is to annually review all insurance protection and coverage maintained by the Corporation. This committee met once in 2001.

     The Board of Directors has an Executive Compensation and Employees Salary Committee consisting of Messrs. Brown, Macali, Lane, Myers, Ort, Stewart and Wertz. During 2001, this Compensation Committee met once. Duties of this committee include reviewing the performance of and establishing compensation for the officers of the Corporation’s subsidiary, Farmers National Bank of Canfield. The Compensation Committee also administers the Farmers National Banc Corp. 1999 Stock Option Plan.

     The Board of Directors has a Nominating Committee consisting of all the directors. During 2001, the Nominating Committee met once. This committee is responsible for selecting and recommending to the Board of Directors with respect to: (a) nominees for election at the Annual Meeting of the shareholders; (b) nominees to fill Board vacancies; and (c) the composition of membership of the various other standing board committees. The Nominating Committee will consider director nominees recommended by shareholders, provided these nominations are in accordance with the procedures set forth in the Corporation’s Code of Regulations.

     NOTE: THE ABOVE COMMITTEES ARE COMMITTEES OF THE FARMERS NATIONAL BANK OF CANFIELD (THE BANK), A WHOLLY OWNED SUBSIDIARY OF FARMERS NATIONAL BANC CORP. CURRENTLY, THE MEMBERS OF FARMERS’ BOARD OF DIRECTORS ALSO SERVE AS THE DIRECTORS OF THE BANK, AND ATTEND BOARD MEETINGS FOR BOTH FARMERS AND THE BANK. ALTHOUGH THESE MEETINGS ARE CONDUCTED SEPARATELY ON THE SAME DAY, A MEMBER RECEIVES COMPENSATION (WHICH IS PAID BY FARMERS) FOR ONLY ONE MEETING; CONSEQUENTLY, MEMBERS ATTENDING A MEETING OF THE BOARDS OF BOTH FARMERS AND THE BANK ON A SINGLE DAY ARE CREDITED WITH ONE BOARD MEETING FOR ATTENDANCE AND COMPENSATION PURPOSES.

SUMMARY COMPENSATION TABLE

Name and Principal		Annual Salary and	401(k) Corporation		All Other
Position	Year	Director Fees (a)	Contribution (b)	Bonus	Compensation (c)

Frank L. Paden	2001	169,750	12,400	0	718

President & CEO	2000	155,500	11,680	0	715

	1999	131,300	9,680	0	686

Carl D. Culp, EVP & CFO	2001	92,500	7,400	7,708	256

	2000	82,500	6,600	0	224

	1999	74,500	5,960	0	220

Donald F. Lukas	2001	97,900	7,832	8,158	1,305

Senior Vice President	2000	90,000	7,200	0	632

	1999	84,900	6,792	0	912

(a)  The amount of Director Fees included in this annual amount is as follows: Paden ($9,750, $9,500 and $10,300).

(b)  In May 1996, the Corporation adopted a 401(k) Profit Sharing Retirement Savings Plan. All employees of the Bank who have completed at least one year of service and meet certain other eligibility requirements are eligible to participate in the Plan. Under the terms of the Plan, employees may voluntarily defer a portion of their annual compensation, not to exceed 15%, pursuant to Section 401(k) of the Internal Revenue Code. The Bank matches a percentage of the participants’ voluntary contributions up to 6% of gross wages. In addition, at the discretion of the Board of Directors, the Bank may make an additional profit sharing contribution to the Plan. The Bank’s contributions are subject to a vesting schedule and the Plan meets the requirements of Section 401(a) of the Internal Revenue Code and Department of Labor Regulations under ERISA.

(c)  Amounts represent cost of group term life insurance and other benefits.

     Listed is the total compensation paid by the Corporation’s subsidiary, The Farmers National Bank of Canfield during the latest fiscal year to the named person(s) for services in all capacities, specifically setting forth the direct compensation to the President & CEO and Executive Officers who received cash and cash equivalent compensation in excess of $100,000. The compensation set forth above has been approved by the Compensation Committee of the Board of Directors.

     In 1991, as a result of certain changes in the Internal Revenue Code, the Bank’s pension plan was amended to reduce significantly the benefits of several key employees, including those of Mr. Paden and Mr. Lukas. As a result, the Bank has entered into Deferred Compensation Agreements with certain of its executive officers, including Mr. Paden and Mr. Lukas. Under the terms of the Deferred Compensation Agreement, they will receive monthly payments of $930.00 (Paden) and $815.00 (Lukas) for a period of two hundred and four (204) months, commencing with retirement age of 65. This agreement also provides that these executive officers will be available to perform consulting services for the Bank during the period he is receiving these payments, and prohibits him from entering into competition with the Bank during that same period. In the event that any payments should still remain due and payable to the executive officer under the Agreement at the time of his death, those payments would be made to his surviving spouse. In the event that any payment should still remain due and payable to either the executive officer or his spouse under the Agreement at the death of the survivor of them, those payments would be reduced to their then present value at a predetermined rate of interest and paid to the estate of the survivor in a lump sum. Payments will be prorated in the event the employee retires before the age of 65, and will be increased proportionately if he retires after the age of 65. These Agreements are funded by life insurance policies owned by the Bank, on which the Bank is the beneficiary and on which the Bank pays the premiums.

FARMERS NATIONAL BANC CORP. 1999 STOCK OPTION PLAN

     The following table sets forth the incentive stock options granted to the Corporation’s President & CEO and Executive Officers under the Farmers National Banc Corp. 1999 Stock Option Plan. Under Securities and Exchange Commission regulation, companies are required to project an estimate of appreciation of the underlying shares of stock during the option term. The Corporation has chosen the “five percent/ten percent” formula approved by the SEC. However, the ultimate value will depend on the market value of the Corporation’s stock at a future date, which may not correspond to the projections below. The grants of incentive stock options described below have been approved by the Compensation Committee of the Board of Directors.

					Potential Realizable Value
					at Assumed Annual Rates
					of Stock Price Appreciation
Individual Grants					for Option Term

		% of Total
		Options	Exercise
	Options	Granted to	Price (2)
Name	Granted (1)	Employees	Per share	Expiration Date	5%	10%
Frank L. Paden	7,500	13.39%	$11.00	11/09/2009	$121,890	$176,846

Carl D. Culp	3,000	5.35%	$11.00	11/09/2009	$48,756	$70,738

Donald F. Lukas	3,000	5.35%	$11.00	11/09/2009	$48,756	$70,738

(1)  Options granted in 2001 are incentive stock options, which are exercisable equally over a five-year vesting period; however, all options become immediately exercisable in the event of a change in control of the Corporation. These options were granted for a term of eight years, subject to earlier termination in certain events related to termination of employment.

(2)  Exercise price is the fair market value on the date of the grant.

     The following table sets forth the number and value of all unexercised incentive stock options held by the Corporation’s President & CEO and Executive Officers at year-end. The value of “in-the-money” options refers to options having an exercise price, which is less than the market price of the Corporation’s stock on December 31, 2001. In addition, the table sets forth the number of options exercised, if any, during the year and indicates the amount of value realized upon such exercise.

			Number (#) of	Value ($) of
			Unexercised Options	Unexercised Options
			on 12/31/01	on 12/31/01 (2)
	Shares Acquired on	Net Value ($)	Exercisable/	Exercisable/
Name	Exercise	Realized (1)	Unexercisable	Unexerciable
Frank L. Paden	0	$0	0 / 7,500	$0 / $0

Carl D. Culp	0	$0	0 / 3,000	$0 / $0

Donald F. Lukas	0	$0	0 / 3,000	$0 / $0

(1)  Represents estimated market value of the Corporation’s common stock at exercise date, less the exercise price.

(2)  Represents estimated market value of the Corporation’s common stock at December 31, 2001, less the exercise price.

INDEBTEDNESS OF MANAGEMENT

     The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, executive officers and their associates on the same terms, including interest rates and collateral on loans, as those prevailing at the same time for comparable transactions with others. Since the beginning of 2001, the largest aggregate extensions of credit to executive officers, directors and their associates during the year ended December 31, 2001 was $2,438,843 or 3.22% of Equity Capital Accounts. In the opinion of the management of the Bank, these transactions do not involve more than a normal risk of collection or present any unfavorable features.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is made up of all of the outside directors of Farmers. No officers of the Corporation sit on this committee. This committee reports back to the full board, but its decisions are not subject to full board approval. The committee has the purpose and responsibility of providing the Bank, its staff and the communities it serves with consistent long-term leadership of the highest quality possible while protecting the interests of the shareholders.

     The committee sets the limits for compensation increases in the aggregate for all staff, reviews performance of executive officers and sets their salaries for the coming year. The committee also negotiated the terms of the executive contracts referred to at Employment Contracts of Executives, below. In addition, any incentive/bonus program is set by the board based on the recommendation of the Compensation Committee.

     The committee takes a straightforward approach to the review of executives and bases its consideration of salaries on specific job performance, contribution to target levels of growth, profitability, stability, capital and return on equity (ROE) and return on assets (ROA). Also considered is the executive’s contribution to the general success of the Bank and its business plan and community standing, which cannot necessarily be quantified in an appropriate manner but is weighted heavily in a community bank, which is located exclusively in small communities. Successful bank operations are contingent upon accomplishment in all areas and integration with the business community’s direction and success in the Bank’s market areas. Executive performance must therefore be evaluated by using these factors as well. Specific results of each executive’s area of responsibility are evaluated and considered, but would not be appropriately discussed here as a matter of confidentiality.

     The committee evaluates the President on the same basis as other executive officers with weight being given to the achievement of target levels of growth, capital and return on equity and, in addition, specific target goals of the overall strategic plan of the Bank.

     The members of the Compensation Committee are Benjamin R. Brown, Chairman; Ralph D. Macali, Joseph D. Lane, David C. Myers, Edward A. Ort, William D. Stewart and Ronald V. Wertz. No member has registered a disagreement with the above report.

EMPLOYMENT CONTRACTS OF EXECUTIVES

     The Corporation has entered into employment contracts with Frank L. Paden, Carl D. Culp, and Donald F. Lukas. The Corporation desires to provide for the continued employment of these executives resulting in continuity of management for the future. Each executive has entered into an employment contract on or about March 29, 2001. Each employment contract for each respective executive provides the following terms and conditions of employment:

•	Each executive shall have a term of employment commencing on the date of the employment contract and continuing until that annual meeting which takes place during the third calendar year following the date of the agreement. At each successive annual meeting after the date of execution, the term of employment is renewed for an additional three-year period of time. The agreement shall continue until terminated pursuant to its terms.

•	The executive can only be terminated for cause, as that term is described in the agreement. If terminated, the executive shall be paid his salary for his remaining term of employment. Such payment shall be made in lump sum.

•	If a change in control of the Corporation shall occur and the executive leaves the employment of the Corporation within eighteen (18) months following the change of control, in addition to the above compensation, the employee shall receive a lump sum payment of three (3) times his prior year’s compensation.

•	If the executive is terminated without cause, or leaves the Corporation within eighteen (18) months following a change of control, or if the board fails to elect the executive to a position of comparable duties and responsibilities then being served by the executive, all stock options previously granted to the executive shall become immediately exercisable and vested.

     The Compensation Committee of the Board of Directors approved the terms of the employment contracts.

Compensation Committee Interlocks and Insider Participation

     No member of the Compensation Committee is currently or was at any time during 2001, an officer or an employee of, or had an employment agreement with the Corporation or the Bank. No corporate or committee interlocks exist which require disclosure under SEC regulations.

PERFORMANCE GRAPH

     The Securities and Exchange Commission requires a line graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad equity market index and either a nationally recognized industry standard or an index of peer companies selected by the Corporation. The Corporation has selected the NASDAQ Stock Market US Index and the NASDAQ Bank Index for purposes of this performance comparison. The Performance Graph set forth below, assumes an investment of $100 on January 1, 1996 and compares year-end totals shareholder returns, assuming dividends are reinvested, for a five-year period ending December 31, 2001.

COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
AMONG FARMERS NATIONAL BANC CORP.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND
THE NASDAQ BANK INDEX

[GRAPHIC]

	12/96	12/97	12/98	12/99	12/00	12/01
FARMERS NATIONAL BANC CORP	100	143	204	149	86	131

NASDAQ STOCK MKT (U.S.)	100	122	173	321	193	153

NASDAQ BANK	100	167	166	160	182	197

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has elected Hill Barth and King LLC to serve as the Corporation’s independent public accountant for the fiscal year ending December 31, 2002. Hill Barth and King LLC also served as the Corporation’s independent public accountant for the fiscal year ended December 31, 2001. Hill Barth and King LLC is expected to have a representative present at the Annual Meeting and will be available to respond to shareholders’ questions and if it desires, will have an opportunity to make any statement it considers appropriate.

PRINCIPAL ACCOUNTING FIRM FEES

     The following table sets forth the aggregate fees billed to Farmers National Banc Corp. for the fiscal year ended December 31, 2001 by the Corporation’s principal accounting firm, Hill Barth & King LLC:

Audit Fees	$109,750

All Other Fees *	$13,165

$122,915

•     The Audit Committee has considered whether the provision of these services is compatible with maintaining the principal accountant’s independence.

SHAREHOLDER PROPOSALS

     Any Shareholder proposal intended to be placed in the Proxy Statement for the 2002 Annual Meeting to be held in March 2003 must be received by the Corporation no later than December 1, 2002. Written proposals should be sent to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406. Each proposal submitted should be accompanied by the name and address of the shareholder submitting the proposal and the number of shares owned. If the proponent is not a shareholder of record, proof of beneficial ownership should also be submitted. All proposals must be a proper subject for action and comply with the proxy rules of the Securities and Exchange Commission. Reference is made to Rule 14a-8 under the Securities Exchange Act of 1934, as amended, for information concerning the content and form of such proposal and the manner in which such proposal must be made.

ANNUAL REPORT ON FORM 10-K

     A copy of the Corporation’s 2001 report filed with the Securities and Exchange Commission, on Form 10-K, will be available without charge to shareholders upon written request to Carl D. Culp, Executive Vice President and Treasurer, Farmers National Banc Corp., 20 South Broad Street, P.O. Box 555, Canfield, Ohio 44406.

BY ORDER OF THE BOARD OF DIRECTORS,

FRANK L. PADEN, PRESIDENT & SECRETARY

Exhibit A

Farmers National Banc Corp.
Audit Committee of the Board of Directors
AUDIT COMMITTEE CHARTER

The audit committee is a committee of the Board of Directors. Its primary function is to assist the board in fulfilling its oversight responsibilities by reviewing the financial information, which will be provided to the shareholders and others, the systems of internal controls, which management and the Board of Directors have established, and the audit process.

In meeting its responsibilities, the audit committee is expected to:

1. Provide an open avenue of communication between the internal auditor, the independent accountant, and the Board of Directors.

2. Review and update the committee’s charter annually.

3. Recommend to the Board of Directors the independent accountant to be nominated, approve the compensation of the independent accountant, and review and approve the discharge of the independent accountant.

4. Review and concur in the appointment, replacement, reassignment, or dismissal of the Corporation’s internal auditor.

5. Confirm and assure the independence of the internal auditor and the independent accountant, including a review of management consulting services and related fees provided by the independent accountant.

6. Inquire of management, the internal auditor, and the independent accountant about significant risks or exposures and assess the steps management has taken to minimize such risk to the Corporation.

7. Consider, in consultation with the independent accountant and the internal auditor, the audit scope and plan of the internal auditor and the independent accountant.

8. Consider with management and the independent accountant the rationale for employing audit firms other than the principal independent accountant.

9. Review with the internal auditor and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

10. Consider and review with the independent accountant and the internal auditor:

a.	The adequacy of the Corporation’s internal controls including computerized information, system controls and security.

b.	Any related significant findings and recommendations of the independent accountant and internal auditor together with management’s responses thereto.

11. Review with management and the independent accountant at the completion of the annual examination:

a.	The Corporation’s annual financial statements and related footnotes.

b.	The independent accountant’s audit of the financial statements and his or her report thereon.

c.	Any significant changes required in the independent accountant’s audit plan.

d.	Any serious difficulties or disputes with management encountered during the course of the audit.

e.	Other matters related to the conduct of the audit, which are to be communicated to the committee under generally accepted auditing standards.

12. Consider and review with management and the internal auditor:

a.	Significant findings during the year and management’s responses thereto.

b.	Any difficulties encountered in the course of their audits, including any restrictions on the scope of their work or access to required information.

c.	Any changes required in the planned scope of their audit plan.

d.	The internal auditing department budget and staffing.

e.	The internal auditing department charter.

13. Review filings with the SEC and other published documents containing the Corporation’s financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

14. Review with management, the independent accountant, and the internal auditor the interim financial report before it is filed with the SEC or other regulators.

15. Review with the internal auditor and the independent accountant the results of their review of the Corporation’s monitoring compliance with the Corporation’s code of conduct.

16. Review legal and regulatory matters that may have a material impact on the financial statements, related Corporation compliance policies, and programs and reports received from regulators.

17. Meet with the internal auditor, the independent accountant, and management in separate executive sessions to discuss any matters that the committee or these groups believe should be discussed privately with the audit committee.

18. Report committee actions to the Board of Directors with such recommendations as the committee may deem appropriate.

19. The audit committee shall have the power to conduct or authorize investigations into any matters within the committee’s scope of responsibilities. The committee shall be empowered to retain independent counsel, accountants, or others to assist it in the conduct of any investigation.

20. The committee shall meet at least four times per year or more frequently as circumstances require. The committee may ask members of management or others to attend the meeting and provide pertinent information as necessary.

21. The committee will perform such other functions as assigned by law, the Corporation’s charter or bylaws, or the Board of Directors.

The membership of the audit committee shall consist of at least three independent members of the Board of Directors who shall serve at the pleasure of the Board of Directors. Audit committee members and the committee chairman shall be designated by the full Board of Directors upon the recommendation of the nominating committee.

The duties and responsibilities of a member of the audit committee are in addition to those duties set out for a member of the Board of Directors.

                          FARMERS NATIONAL BANC CORP.
             20 South Broad St., P.O. Box 555, Canfield, Ohio 44406

                            PROXY FOR ANNUAL MEETING
                      SOLICITED BY THE BOARD OF DIRECTORS

KNOW ALL MEN BY THESE PRESENT, that I, the Undersigned Shareholder of Farmers
National Banc Corp. of Canfield, Ohio, do hereby nominate and appoint William
D. Calhoun, Ronald V. Wertz and David W. Yeany (no officer or employee of the
Corporation may be named as proxy) or any one of them (with full power to act alone), my true and lawful attorney(s) with full power of substitution, for me and in my name, place and stead to vote all the Common Stock of said
Corporation standing in my name on its books on February 1, 2002, at the Annual
Meeting of its Shareholders to be held at Kenneth F. McMahon Hall at the Mill
Creek MetroParks Experimental & Educational Building at 7574
Columbiana-Canfield Rd., Canfield, Ohio 44406 on Thursday, March 28, 2002 at
three-thirty o'clock (3:30) P.M., Eastern Standard Time, or any adjournment thereof with all the powers the undersigned would possess if personally present as follows:

      1.   ELECTION OF DIRECTORS:  The election of the two (2) persons listed in the Proxy Statement dated March 7, 2002 accompanying the notice of said meeting.

            FOR      AGAINST
           ______    _______          Joseph D. Lane
           ______    _______          Ronald V. Wertz

      2.   SUCH OTHER BUSINESS as may properly come before the meeting or any adjournment thereof.

     IN THE ABSENCE OF INSTRUCTIONS TO THE CONTRARY, THIS PROXY CONFERS
AUTHORITY TO VOTE AND WILL BE VOTED "FOR" EACH PROPOSITION LISTED.  If any
other business is presented at said meeting, this Proxy shall be voted in accordance with the recommendations of the Board of Directors.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSITION.
This proxy is solicited on behalf of the Board of Directors and may be revoked prior to its exercise.

     WE URGE YOU TO SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE
(whether or not you plan to attend the meeting in person).

     IF YOU DO ATTEND THE MEETING, YOU MAY THEN WITHDRAW YOUR PROXY.  THE PROXY
MAY BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

                                   NUMBER OF SHARES HELD

                                   DATED _________________________________________

                                   _______________________________________________

                                   _______________________________________________
                                   Signature of Shareholder(s) *

*When signing as attorney, executor, administrator, trustee or guardian, please give full title.  If more than one trustee, all should sign.  All joint holders must sign.